ITEM 77Q1

The Articles of Amendment and Articles Supplementary to the Articles of Incorporation are incorporated by reference to Exhibits (a)(8) and (a)(16), respectively, of Post-Effective Amendment No. 131 to the Registration Statement on Form N-1A, filed on September 29, 2016.